Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 21, 2012, General Motors Financial Company, Inc. (“GM Financial”) and Ally Financial Inc. (“Ally”) announced agreements to acquire Ally’s auto finance and financial services operations in Europe and Latin America and its non-controlling 40% equity interest in GMAC-SAIC Automotive Finance Company Limited (“GMAC-SAIC”), which conducts auto finance and financial services business in China (collectively, the “International Operations”).

On April 1, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired Ally’s equity interests in its top-level holding companies that comprise substantially all of Ally’s auto finance and financial services business in Europe other than in France and Portugal and in Latin America other than Brazil, pursuant to the Purchase and Sale Agreement entered into on November 21, 2012, as subsequently amended and restated on February 22, 2013 (the “PSA”). The purchase price was approximately $2.4 billion.

On May 14, 2013, GM Financial issued and sold $1.0 billion in aggregate principal amount of 2.75% Senior Notes due 2016 (the “2016 Notes”), $750 million in aggregate principal amount of 3.25% Senior Notes due 2018 (the “2018 Notes”) and $750 million in aggregate principal amount of 4.25% Senior Notes due 2023 (the “2023 Notes” and, together with the 2016 Notes and the 2018 Notes, the “Notes”).

On June 3, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired, effective as of June 1, 2013, Ally’s equity interests in its companies that comprise Ally’s auto finance and financial services business in France and Portugal (together, with Ally businesses acquired on April 1, 2013, the “Previously Acquired International Operations”), pursuant to the PSA. The purchase price was approximately $150 million.

On October 1, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired Ally’s equity interests in its companies that comprise Ally’s auto finance and financial services business in Brazil. The auto finance and financial services business acquired in Brazil are referred to in this Unaudited Pro Forma Condensed Combined Financial Information section as the “Brazil International Operations.” The purchase price, based on preliminary closing Net Assets Statement, was approximately $0.7 billion, subject to possible adjustments provided in the PSA.

As of October 1, 2013, the acquisition of GM Financial of Ally’s non-controlling 40% equity interest in GMAC-SAIC is expected to be completed in 2014 or as soon as practicable thereafter. The non-controlling 40% equity interest in GMAC-SAIC is referred to in this Unaudited Pro Forma Condensed Combined Financial Information section as the “China International Operations.”

GM Financial is the wholly-owned captive finance subsidiary of General Motors Company (“GM”). Ally has historically provided a majority of the financing for GM’s dealers and a significant portion of the financing for its customers in the U.S. and Canada and other major international markets where it operates including through the operations that are the subject of the transactions described herein. Historically, Ally has been GM’s primary financing partner for incentivized retail financing programs in its major markets. The purchase price was determined based on arm’s length negotiations.

The pro forma financial information set forth herein gives effect to the following events (collectively, the “Transactions”):

1)	The consummation of the Previously Acquired International Operations, which occurred on April 1, 2013 and June 1, 2013;

2)	The consummation of the acquisition of Ally’s auto finance and financial services business in Brazil;

3)	The repayment of certain assumed debt obligations in the amount of $1.4 billion, which occurred in April 2013 and June 2013 subsequent to the closings of the Previously Acquired International Operations that occurred on April 1, 2013 and June 1, 2013; and

4)	The issuance of the Notes.

The unaudited pro forma condensed combined balance sheet gives effect to these events as if they had occurred on September 30, 2013. The unaudited pro forma condensed combined statements of income give effect to these events as if they had occurred on January 1, 2012.

The unaudited pro forma condensed combined financial information included herein is derived from the historical financial statements of GM Financial and the International Operations and include adjustments which give effect to events that are (i) directly attributable to the Transactions, (ii) expected to have continued impact on GM Financial, (iii) factually supportable, and (iv) not reflected in the historical financial statements as of and for the period ended September 30, 2013. Refer to the section entitled “Notes to Unaudited Pro Forma Condensed Combined Financial Statements.”

The unaudited pro forma condensed combined balance sheet includes certain pro forma adjustments to reflect the estimated impact of the consummation of the acquisition of Ally’s auto finance and financial services business in Brazil, assuming this acquisition occurred on September 30, 2013. There are no pro forma adjustments related to the acquisitions of the Previously Acquired International Operations, as these acquisitions were consummated prior to September 30, 2013 and the effects of these acquisitions are reflected in the historical balance sheet as of September 30, 2013 included within GM Financial’s Form 10-Q for the corresponding period.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2012 include certain pro forma adjustments to reflect the impact of the consummated acquisitions of the Previously Acquired International Operations and the consummation of the acquisition of Ally’s auto finance and financial services business in Brazil, assuming these acquisitions occurred on January 1, 2012.

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2013 includes certain pro forma adjustments to reflect the impact of the consummated acquisitions of the Previously Acquired International Operations and the consummation of the acquisition of Ally’s auto finance and financial services business in Brazil, assuming these acquisitions occurred on January 1, 2012, to the extent the impact of the acquisitions of the Previously Acquired International Operations have not been reflected in the historical statement of income for the nine months ended September 30, 2013 included within GM Financial’s Form 10-Q for the corresponding period.

GM Financial has not finalized its purchase price allocation with respect to the Previously Acquired International Operations’ assets acquired and liabilities assumed at their fair values, as disclosed in Note 2 to the unaudited condensed financial statements included in GM Financial’s most recent Form 10-Q. Adjustments and amounts reflected within the unaudited pro forma condensed combined financial information related to the Brazil International Operations are management’s estimates based on available information. Accordingly, as described in Note 2 below, the unaudited pro forma condensed combined financial statements include preliminary allocations of the purchase price to reflect the estimated fair values of certain assets and liabilities expected to be acquired in connection with the consummation of the acquisition of Ally’s auto finance and financial services business in Brazil.

The unaudited pro forma condensed combined financial statements:

•	do not purport to represent what the consolidated results of operations actually would have been if the Transactions had occurred on January 1, 2012 or what those results will be for any future periods or what the consolidated balance sheet would have been if the Transactions had occurred on September 30, 2013 or what the consolidated balance sheet will be on any future date; and

•	have not been adjusted to reflect any matters not directly attributable to implementing the acquisition of the International Operations. No adjustments, therefore, have been made for actions, such as any of GM Financial’s integration plans related to the International Operations. In connection with the plan to integrate the International Operations, GM Financial anticipates that non-recurring charges, such as costs associated with systems implementation and other costs related to exit or disposal activities, could be incurred. These charges could affect the results of operations of GM Financial in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the acquisition of the International Operations, as they are non-recurring in nature and were not determinable at the time that the unaudited pro forma condensed combined financial statements were prepared.

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2013

The following preliminary unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the Brazil International Operations and GM Financial on an acquisition accounting basis assuming that the acquisition of the Brazil International Operations was completed on September 30, 2013.

(In millions)	GM Financial	Combined International Operations, Reclassified (Note 5)	Less: China International Operations, Reclassified	Subtotal: GM Financial and Acquired International Operations, Reclassified	Purchase Accounting and Other Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$1,756	$168		1,924	$(663)	A	$1,257
					(4)	B
Finance receivables, net	23,867	4,214		28,081	(77)	C	28,004
Restricted cash	1,371	54		1,425			1,425
Property and equipment, net	124	4		128			128
Investment in equity method investee		483	483	0
Leased vehicles, net	3,100			3,100			3,100
Deferred income taxes	69	275		344	37	D	381
Goodwill	1,156			1,156	118	E	1,274
Related party receivables	111			111			111
Other assets	330	523		853	33	F	787
					(4)	G
					(95)	H

Total assets	$31,884	$5,721	483	37,122	$(655)		$36,467

Liabilities and Shareholder’s Equity
Liabilities:
Secured debt	$18,447	$2,271		20,718	$(22)	I	$20,696
Unsecured debt	5,228	1,705		6,933	(19)	J	6,914
Accounts payable and accrued expenses	594	388		982			982
Deferred income	157			157			157
Deferred income taxes	64			64			64
Taxes payable	126	217		343			343
Related party taxes payable	598			598			598
Other liabilities	153			153			153
Related party payable	357	47		404			404

Total liabilities	25,724	4,628		30,352	(41)		30,311

Shareholder’s Equity
Additional paid-in capital	4,765	1,060	442	5,383	(618)	K	4,765
Accumulated other comprehensive income/loss	27	33	41	19	8	L	27
Retained earnings	1,368			1,368	(4)	B	1,364

Total shareholder’s equity	6,160	1,093	483	6,770	(614)		6,156

Total liabilities and shareholder’s equity	$31,884	$5,721	483	37,122	$(655)		$36,467

See accompanying notes to unaudited pro forma condensed combined financial statements

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2012

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of the International Operations and GM Financial on an acquisition accounting basis assuming that the Transactions were completed on January 1, 2012.

(In millions)	GM Financial	Combined International Operations, Reclassified* (Note 5)	Less: China International Operations, Reclassified	Subtotal: GM Financial and Acquired International Operations, Reclassified	Purchase Accounting and Other Adjustments		Pro Forma Combined
Revenue
Finance charge income	$1,594	$1,515		3,109	$142	C	$3,251
Leased vehicle income	289	24		313			313
Other income	77	201		278	26	H	304

	1,960	1,740		3,700	168		3,868
Costs and expenses
Operating expenses	398	558		956	29	F	985
Leased vehicle expenses	211	23		234			234
Provision for loan losses	304	86		390	136	C	526
Interest expense	283	757		1,040	19	M	1,076
					(21)	G
					24	I
					14	J
Acquisition expenses	20			20	(20)	N

	1,216	1,424		2,640	181		2,821
Income before income taxes	744	316		1,060	(13)		1,047
Income tax provision	281	45		326	(4)	O	322
Equity method investee income, net of taxes		96	96	0	0		0

Net income	$463	$367	96	734	$(9)		$725

*	International Operations, Reclassified includes Ally’s auto finance and financial services operations in Europe and Latin America and its non-controlling 40% equity interest in GMAC-SAIC

See accompanying notes to unaudited pro forma condensed combined financial statements

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Nine Months Ended September 30, 2013

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of the International Operations and GM Financial on an acquisition accounting basis assuming that the Transactions were completed on January 1, 2012.

(In millions)	GM Financial	Combined International Operations, Reclassified* (Note 5)	Less: China International Operations, Reclassified	Subtotal: GM Financial and Acquired International Operations, Reclassified	Purchase Accounting and Other Adjustments		Pro Forma Combined
Revenue
Finance charge income	$1,709	$714		2,423	$47	C	$2,470
Leased vehicle income	415	1		416			416
Other income	119	96		215	13	H	228

	2,243	811		3,054	60		3,114
Costs and expenses
Salaries and benefits	313	58		371			371
Other operating expenses	189	135		324	(4)	F	320

Total operating expenses	502	193		695	(4)		691
Leased vehicle expenses	314	1		315			315
Provision for loan losses	311	71		382			382
Interest expense	414	392		806	14	M	839
					7	G
					8	I
					4	J
Acquisition and integration expenses	29			29	(29)	N

	1,570	657		2,227	0		2,227
Income before income taxes	673	154		827	60		887
Income tax provision	228	56		284	21	O	305
Equity method investee income, net of taxes		90	90

Net income	$445	$188	$90	543	$39		$582

*	International Operations, Reclassified includes Previously Acquired International Operations for the period of 2013 prior to their acquisitions plus Ally’s auto finance and financial services operations in Brazil and its non-controlling 40% equity interest in GMAC-SAIC for the nine months ended September 30, 2013.

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

For the Period Ended September 30, 2013

Note 1—Preliminary Purchase Accounting Allocation for the Brazil International Operations

The unaudited pro forma condensed combined financial information for the Transactions includes the unaudited pro forma condensed combined balance sheet as of September 30, 2013, assuming the acquisition of the Brazil International Operations occurred on September 30, 2013 on an acquisition accounting basis. The unaudited condensed combined statement of income for the year ended December 31, 2012 and the nine months ended September 30, 2013 assumes that the Transactions occurred on January 1, 2012 on an acquisition accounting basis.

The acquisition of the Brazil International Operations is being accounted for using the acquisition method of accounting; accordingly, GM Financial’s cost to acquire the Brazil International Operations will be allocated to the assets, including identifiable intangible assets, and liabilities of the Brazil International Operations at their respective estimated fair values as of acquisition date. The table below reflects the preliminary allocation of purchase price to the acquired assets and liabilities based on preliminary estimates of fair value.

Preliminary Purchase Price Allocation

Unaudited Condensed Combined Pro Forma Financial Information—as of September 30, 2013

(In millions)	Brazil International Operations
Total Purchase Price for the Brazil International Operations	$663

Net Book Value of the Brazil International Operations	610

Preliminary Allocation of Purchase Price
Pre-tax adjustments to reflect acquired assets and liabilities at fair value
Finance receivables, net	(77)
Intangible assets	33
Deferred commissions	(95)
Debt issuance costs	(4)
Secured debt	22
Unsecured debt	19

Pre-tax total adjustments	(102)
Deferred income taxes	37

After-tax total adjustment	$(65)
Fair value of net assets acquired	545

Preliminary goodwill resulting from the acquisition of the Brazil International Operations	$118

The final allocation of the purchase price will be determined after completion of the acquisition of all of the China International Operations and final analysis to determine the fair values of the International Operations’ tangible and intangible assets and liabilities.

As disclosed in GM Financial’s Form 10-Q for the period ended September 30, 2013, the purchase price for the Previously Acquired International Operations was approximately $2.6 billion. The purchase price was allocated to the identifiable assets and liabilities assumed based upon their estimated fair values at the date of the acquisitions. The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill in the amount of $48 million, but is subject to further adjustment pending the closing of the China International Operations, as well as any certain potential closing adjustments resulting from the finalization of closing balance sheet audits.

Based on preliminary estimates, management believes that upon completion of the acquisition of the China International Operations and finalization of the purchase price allocation, the total goodwill resulting from the acquisition of the International Operations will be between $115 million and $155 million.

Note 2—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the Transactions is included as of September 30, 2013 and for the year and nine month periods ended December 31, 2012 and September 30, 2013, respectively. The acquisition is being accounted for under the purchase method of accounting in accordance with Accounting Standards Codification 805, Business Combinations.

The unaudited pro forma condensed combined financial information as of September 30, 2013 and for the year and nine months ended December 31, 2012 and September 30, 2013, respectively includes preliminary estimated adjustments to record the assets and liabilities of the International Operations at their respective estimated fair values and represents management’s estimates based on available information. Management utilized various valuation methodologies and models which it believes are reasonable. However other market participants could utilize different methodologies and models to arrive at different valuations. The pro forma adjustments included herein may be revised as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after completion of the acquisition of all of the China International Operations and final analysis to determine the fair values of the International Operations’ tangible and intangible assets and liabilities.

Certain amounts in the historical consolidated financial statements of the International Operations have been reclassified to conform to GM Financial’s classification; refer to Note 5– Reclassification Adjustments for further information.

The unaudited pro forma condensed combined financial information is presented in accordance with the Securities Exchange Act of 1934, as amended, for illustrative purposes only and does not indicate the results of operations or the combined financial position that would have resulted had the Transactions been completed at the beginning for the applicable period presented, nor the impact of possible business model changes as a result of current market conditions which would impact revenues, performance of finance receivables, expense efficiencies, asset dispositions, and other factors.

Additionally, the unaudited pro forma condensed combined financial information is not indicative of the results of operations in future periods or the future financial position of the combined businesses.

Note 3—Transactions Not Completed as of the Date of this Filing

As of October 1, 2013, the acquisition by GM Financial of Ally’s non-controlling 40% equity interest in GMAC-SAIC, remained subject to certain regulatory approvals. These approvals include a new joint venture agreement with the other equity interest holders of GMAC-SAIC and the regulatory approvals of such agreement. We are currently negotiating the agreement and once complete it is expected to take approximately nine months for us to obtain regulatory approvals. The acquisition of the non-controlling 40% equity interest in GMAC-SAIC is expected to be completed in 2014 or as soon as practicable thereafter. The pro forma financial information does not give effect to the acquisition of Ally’s non-controlling 40% equity interest in GMAC-SAIC.

Note 4—Purchase Accounting and Acquisition Adjustment Descriptions

(A)	Adjustment to reflect the estimated cash payment of $0.7 billion to acquire the Brazil International Operations as of September 30, 2013.
(B)	Adjustments to reflect the payment of incremental transaction costs incurred subsequent to September 30, 2013 in connection with the acquisition of the Previously Acquired and Brazil International Operations, respectively.
(C)	Adjustments totaling $77 million to record consumer and commercial finance receivables of the Brazil International Operations at their estimated fair values as of September 30, 2013. These adjustments also reflect: (1) an increase to finance charge income of $142 million for the year ended December 31, 2012, comprised of an increase of $93 million for the Brazil International Operations and $49 million for the Previously Acquired International Operations; and (2) an increase to finance charge income of $47 million for the nine months ended September 30, 2013, comprised of an increase of $46 million for the Brazil International Operations and an increase of $1 million for the Previously Acquired International Operations. These adjustments are based on the effective interest rate amortization method. The estimated fair values of the acquired finance receivables were developed by estimating the expected remaining cash flows of the receivables portfolio discounted at estimated market rates for similar loans across the various jurisdictions. In addition, this adjustment increases provision expense by $136 million for the year ended December 31, 2012, comprised of an increase of $91 million for the Brazil International Operations and an increase of $45 million for the Previously Acquired International Operations, to reflect loss recognition associated with the acquired finance receivables with no deterioration in credit quality.
(D)	Adjustment to reflect the preliminary estimate of the deferred tax effect of the purchase accounting adjustments utilizing GM Financial’s statutory tax rates ranging from 25%-34% applicable to the jurisdictions in which the purchase accounting adjustments are recorded.

(E)	Adjustments of $118 million to record preliminary estimate of incremental goodwill as a result of the acquisition of the Brazil International Operations.
(F)	Adjustments of $33 million to record intangible assets associated with dealer networks, business licenses, and certain asset servicing rights of the Brazil International Operations. The estimated useful lives of these assets are one to five years. The adjustments to the income statement for the year ended December 31, 2012 include $16 million of expected amortization associated with dealer networks and business licenses of the Previously Acquired International Operations, which also have estimated useful lives of one year. The adjustment to the income statement for the nine months ended September 30, 2013 removes the actual amortization of $8 million associated with the intangible assets of the Previously Acquired International Operations, which was recorded in GM Financial’s historical income statement for the corresponding period, as the balance is fully amortized prior to this period for pro forma purposes and an increase of $4 million associated the intangible assets of the Brazil International Operations.
(G)	Adjustments totaling $4 million to write off the Brazil International Operations existing debt issuance costs as of September 30, 2013. These adjustments also reflect: (1) a decrease to interest expense of $21 million for the year ended December 31, 2012, comprised a decrease of $3 million for the Brazil International Operations and $18 million for the Previously Acquired International Operations; and (2) an increase to interest expense of $7 million for the nine months ended September 30, 2013, comprised a decrease of $1 million for the Brazil International Operations and an increase of $8 million for the Previously Acquired International Operations. These adjustments are based on the effective interest rate amortization method.
(H)	Adjustments to write off deferred commissions for a specific product offering within the Brazil International Operations. These adjustments also reflect: (1) an increase to other income of $26 million for the year ended December 31, 2012; and (2) an increase to other income of $13 million for the nine months ended September 30, 2013. These adjustments are based on a straight line amortization method.
(I)	Adjustments totaling $22 million to record the Brazil International Operations’ secured debt at estimated fair values based on current credit and market interest rates. These adjustments also reflect: (1) an increase to interest expense of $24 million for the year ended December 31, 2012, comprised of $9 million for the Brazil International Operations and $15 million for the Previously Acquired International Operations; and (2) an increase to interest expense of $8 million for the nine months ended September 30, 2013, comprised of $1 million for the Brazil International Operations and $7 million for the Previously Acquired International Operations. These adjustments are based on the effective interest rate amortization method.
(J)	Adjustments totaling $19 million to record the Brazil International Operations’ unsecured debt at estimated fair value based on current credit and market interest rates. The impact of this adjustment is to increase interest expense by $14 million and $4 million for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively. Substantially all of these adjustments to the income statements are related to the impact of the Brazil International Operations. These adjustments are based on the effective interest rate amortization method.
(K)	Adjustments to eliminate the Brazil International Operations’ historical net parent investment.
(L)	Adjustments to eliminate the carrying value of the Brazil International Operations’ accumulated other comprehensive income.
(M)	Adjustments totaling $19 million and $14 million to interest expense for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively. These adjustments reflect the interest expense impact of the issuance of the Notes and the repayment of certain debt obligations assumed in connection with acquisition of the Previously Acquired International Operations and give effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial. Refer to detail below:

			Incremental Interest
(Dollars in millions)	Balance	Interest Rate	December 31, 2012	September 30, 2013
Instrument
Assumed Indebtedness—April and June Repayments	$(1,416)	5.00%	$(71)	$(19)
Senior Notes	2,500	3.35%	84	31
Amortization of issuance costs—Senior Notes	25	n/a	6	2

Interest Expense Adjustment			$19	$14

(N)	Adjustments to eliminate nonrecurring costs directly relating to the Transactions included in the historical income statements of GM Financial.
(O)	Adjustments to record estimated incremental income tax provision utilizing GM Financial’s statutory rate of 35%, recognized as a result of purchase accounting adjustments.

Note 5—Reclassification Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet: International Operations Reporting Reclassification Adjustments

As of September 30, 2013

(In millions)	GM Financial	International Operations	Reporting Reclassification Adjustments		International Operations Reclassified
Assets
Cash and cash equivalents	$1,756	$168			$168
Finance receivables, net	23,867	4,214			4,214

Restricted cash	1,371		54	(1)	54
Property and equipment, net	124		4	(2)	4
Investment in equity method investee		483			483
Leased vehicles, net	3,100
Deferred income taxes	69	275			275
Goodwill	1,156
Related party receivables	111
Other assets	330	581	(54)	(1)	523
			(4)	(2)

Total assets	$31,884	$5,721	$—		$5,721

Liabilities and Shareholder’s Equity
Liabilities:
Secured debt	$18,447		$2,271	(3)	$2,271
Unsecured debt	5,228		1,705	(3)	1,705
Short-term borrowings—Third party		$521	(521)	(3)
Long-term debt—Third party		3,455	(3,455)	(3)
Related party debt with Ally Financial Inc.

Interest payable		116	(116)	(4)
Accounts payable and accrued expenses	594	536	116	(4)	388
			(47)	(5)
			(217)	(6)
Deferred income	157

Deferred income taxes	64

Taxes payable	126		217	(6)	217
Related party payable	357		47	(5)	47
Related party taxes payable	598
Other liabilities	153

Total liabilities	25,724	4,628	—		4,628

Shareholder’s equity
Parent’s net investment		1,060	(1,060)	(7)
Additional paid-in capital	4,765		1,060	(7)	1,060
Accumulated other comprehensive income/loss	27	33			33
Retained earnings	1,368

Total shareholder’s equity	6,160	1,093			1,093

Total liabilities and shareholder’s equity	$31,884	$5,721	$—		$5,721

See accompanying notes to unaudited pro forma condensed combined financial statements

Balance Sheet—International Operations Reclassification Adjustment Descriptions:

The following reclassifications have been made to the International Operations financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify International Operations restricted cash collections for securitization trusts and cash reserve deposits held-for-securitization trusts to restricted cash—credit facilities.
(2)	Adjustments to reclassify International Operations property and equipment, net balances included in other assets to property and equipment, net.
(3)	Adjustments to reclassify International Operations debt instruments to secured and unsecured debt.
(4)	Adjustments to reclassify International Operations interest payable balance to accounts payable and accrued expenses.

(5)	Adjustments to reclassify International Operations payables to GM included in accounts payable and accrued expenses to related party payable.
(6)	Adjustments to reclassify International Operations taxes payable included in accounts payable and accrued expenses to taxes payable.
(7)	Adjustments to reclassify International Operations parent’s net investment category to additional paid-in capital.

Unaudited Pro Forma Condensed Combined Income Statement: International Operations Reporting Reclassification Adjustments

For the Year Ended December 31, 2012

(In millions)	GM Financial	International Operations	Reporting Reclassification Adjustments		International Operations Reclassified
Revenue
Finance charge income	$1,594	$1,514	$14	(1)	$1,515
			(13)	(4)
Leased vehicle income	289		24	(1)	24
Other income	77	162	8	(1)	201
			31	(2)
Interest-bearing cash		31	(31)	(2)
Operating leases		46	(46)	(1)
Interest expense on short-term borrowings		(130)	130	(3)
Interest expense on long-term borrowings		(627)	627	(3)
Depreciation expense on operating lease assets		(38)	38	(4)
Income in equity method investee		96	(96)	(5)

	1,960	1,054	686		1,740
Costs and expenses
Operating expenses	398	403	2	(4)	558
			153	(6)
Leased vehicle expenses	211		23	(4)	23
Provision for loan losses	304	86			86
Interest expense	283		757	(3)	757
Acquisition and integration expenses	20
Compensation and benefits expense		153	(153)	(6)

	1,216	642	782		1,424
Income before income taxes	744	412	(96)		316
Income tax provision	281	45			45
Equity method investee income, net of tax			96	(5)	96

Net income	$463	$367	$—		$367

See accompanying notes to unaudited pro forma condensed combined financial statements

For the Nine Months Ended September 30, 2013

(In millions)	GM Financial	International Operations	Reporting Reclassification Adjustments		International Operations Reclassified
Revenue
Finance charge income	$1,709	$713	$5	(1)	$714
			(4)	(4)
Leased vehicle income	415		1	(1)	1
Other income	119	73	2	(1)	96
			21	(2)
Interest-bearing cash		21	(21)	(2)
Operating leases		8	(8)	(1)
Interest expense on short-term borrowings		(52)	52	(3)
Interest expense on long-term borrowings		(340)	340	(3)
Depreciation expense on operating lease assets		(7)	7	(4)
Income in equity method investee		90	(90)	(5)

	2,243	506	305		811
Costs and expenses
Salaries and benefits	313	58			58
Operating expenses	189	133	2	(4)	135

Total operating expenses	502	191	2		193
Leased vehicle expenses	314		1	(4)	1
Provision for loan losses	311	71			71
Interest expense	414		392	(3)	392
Acquisition and integration expenses	29

	1,570	262	395		657
Income before income taxes	673	244	(90)		154
Income tax provision	228	56			56
Equity method investee income			90	(5)	90

Net income	$445	$188	$—		$188

See accompanying notes to unaudited pro forma condensed combined financial statements

Income Statement—International Operations Reclassification Adjustment Descriptions:

The following reclassifications have been made to the International Operations’ financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify International Operations operating leases revenue to finance charge income, leased vehicle income, and other income.
(2)	Adjustments to reclassify International Operations interest-bearing cash to other income.
(3)	Adjustments to reclassify International Operations interest expense on short-term and long-term borrowings to interest expense.
(4)	Adjustments to reclassify International Operations depreciation expense on operating lease assets to finance charge income, leased vehicle expense and operating expense.
(5)	Adjustments to reclassify International Operations equity method investee income, net of tax.
(6)	Adjustments to reclassify International Operations compensation and benefits expense to operating expenses.